As filed with the Securities and Exchange Commission on July 2, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MOLECULAR DEVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	94-2917362 (I.R.S. Employer Identification No.)

1311 Orleans Drive
Sunnyvale, CA 94089
(408) 747-1700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Axon Instruments, Inc. 1993 Stock Plan, as amended
Axon Instruments, Inc. 2001 Equity Incentive Plan

Joseph D. Keegan, Ph.D.
President and Chief Executive Officer
Molecular Devices Corporation
1311 Orleans Drive
Sunnyvale, CA 94089
(408) 747-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C. Kitch, Esq.
Suzanne Sawochka Hooper, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate Offering	Amount of
to be Registered	Registered(1)	Price per Share(2)	Price(2)	Registration Fee
Common Stock (par value $0.001 per share)(3)	535,276 shares	$18.52	$9,913,415	$1,257

(1)	125,583 shares to be registered in connection with the assumption by the Registrant of outstanding options under the Axon Instruments, Inc. 2001 Equity Incentive Plan and 409,693 shares to be registered in connection with the assumption by the Registrant of outstanding options under the Axon Instruments, Inc. 1993 Stock Plan, as amended (collectively, the “Plans”). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock which become issuable under the Plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of Registrant’s outstanding common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the weighted average exercise price of $18.52 for shares subject to outstanding options granted under the Plans. The registration fee is calculated as follows:

	Amount to be	Offering price	Aggregate offering
Title of securities to be registered	registered	per share	price
Common Stock, $0.001 par value, issuable pursuant to outstanding stock options under the Axon Instruments, Inc. 1993 Stock Plan, as amended	409,693	$18.79	$7,698,131
Common Stock, $0.001 par value, issuable pursuant to outstanding stock options under the Axon Instruments, Inc. 2001 Equity Incentive Plan	125,583	$17.64	$2,215,284
Proposed Maximum Aggregate Offering Price	—	—	$9,913,415
Registration Fee	—	—	$1,257

(3)	Each share of the Registrant’s common stock being registered hereunder, if issued prior to the termination by the Registrant of its preferred share rights agreement, includes Series A junior participating preferred stock purchase rights. Prior to the occurrence of certain events, the Series A junior participating preferred stock purchase rights will not be exercisable or evidenced separately from the Registrant’s common stock and have no value except as reflected in the market price of the shares to which they are attached.

     Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

PART II
Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Item 4. DESCRIPTION OF SECURITIES
Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Item 7. EXEMPTION FROM REGISTRATION CLAIMED
Item 8. EXHIBITS
Item 9. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 23.3
EXHIBIT 99.1
EXHIBIT 99.2

PART II

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Molecular Devices Corporation (“Molecular Devices”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

•	Molecular Devices’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended.

•	Molecular Devices’ Quarterly Report on Form 10-Q filed for the fiscal quarter ended March 31, 2004.

•	Molecular Devices’ Current Report on Form 8-K filed March 22, 2004.

•	Molecular Devices’ Current Report on Form 8-K filed June 29, 2004.

•	Molecular Devices’ Current Report on Form 8-K filed July 2, 2004.

•	The description of Molecular Devices’ Common Stock set forth in Molecular Devices’ Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 1, 1995, including any amendments or reports filed for the purpose of updating such description.

•	The description of Molecular Devices’ Entitlement Options set forth in Molecular Devices’ Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 1, 2004, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by Molecular Devices pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

     Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

     Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

     Molecular Devices’ bylaws and amended and restated certificate of incorporation provide for the mandatory indemnification of our directors, officers, and to the extent authorized by its board of directors, employees and other agents, to the maximum extent permitted by the DGCL, and it has entered into agreements with certain of its officers and directors providing for their indemnification with respect to certain matters. Molecular Devices carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
4.1	Specimen Common Stock Certificate of Molecular Devices. (1)

4.2	Rights Agreement, dated October 25, 2001, among Molecular Devices Corporation and EquiServe Trust Company, N.A. (2)

4.3	Prospectus dated January 28, 2000 lodged by Axon Instruments, Inc. with the Australian Securities and Investments Commission. (3)

4.4	Prospectus dated April 11, 2000 lodged by Axon Instruments, Inc. with the Australian Securities and Investments Commission. (3)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to Molecular Devices.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to Axon.

23.3	Consent of Ernst & Young, Independent Registered Public Accounting Firm, with respect to Axon.

23.4	Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on the signature page to this Registration Statement).

99.1	Axon Instruments, Inc. 2001 Equity Incentive Plan.

EXHIBIT
NUMBER	DESCRIPTION
99.2	Axon Instruments, Inc. 1993 Stock Plan, as amended.

(1)	Incorporated by reference to the similarly described exhibit in Molecular Devices’ Registration Statement on Form S-1 (File No. 33-98926), as amended.

(2)	Incorporated by reference to the similarly described exhibit in Molecular Devices’ Current Report on Form 8-K filed on October 30, 2001. (File No. 000-27316).

(3)	Incorporated by reference to the similarly described exhibit in Amendment No. 1 to Molecular Devices’ Registration Statement on Form S-4 filed on May 26, 2004 (Registration No. 333-114934).

Item 9. UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-

19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 2nd day of July, 2004.

Molecular Devices Corporation

By:	/s/ Timothy A. Harkness

Timothy A. Harkness
Vice President and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph D. Keegan, Ph.D., and Timothy A. Harkness, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his, substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph D. Keegan, Ph.D. Joseph D. Keegan, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 2, 2004
/s/ Timothy A. Harkness Timothy A. Harkness	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	July 2, 2004
/s/ Moshe H. Alafi Moshe H. Alafi	Director	July 2, 2004
/s/ David L. Anderson David L. Anderson	Director	July 2, 2004
/s/ A. Blaine Bowman A. Blaine Bowman	Director	July 2, 2004

Signature	Title	Date
/s/ Paul Goddard, Ph.D. Paul Goddard, Ph.D.	Director	July 2, 2004
/s/ André F. Marion André F. Marion	Director	July 2, 2004
/s/ Harden M. McConnell, Ph.D. Harden M. McConnell, Ph.D.	Director	July 2, 2004
/s/ J. Allan Waitz, Ph.D. J. Allan Waitz, Ph.D.	Director	July 2, 2004

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
4.1	Specimen Common Stock Certificate of Molecular Devices. (1)

4.2	Rights Agreement, dated October 25, 2001, among Molecular Devices Corporation and EquiServe Trust Company, N.A. (2)

4.3	Prospectus dated January 28, 2000 lodged by Axon Instruments, Inc. with the Australian Securities and Investments Commission. (3)

4.4	Prospectus dated April 11, 2000 lodged by Axon Instruments, Inc. with the Australian Securities and Investments Commission. (3)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to Molecular Devices.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to Axon.

23.3	Consent of Ernst & Young, Independent Registered Public Accounting Firm, with respect to Axon.

23.4	Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on the signature page to this Registration Statement).

99.1	Axon Instruments, Inc. 2001 Equity Incentive Plan.

99.2	Axon Instruments, Inc. 1993 Stock Plan, as amended.

(1)	Incorporated by reference to the similarly described exhibit in Molecular Devices’ Registration Statement on Form S-1 (File No. 33-98926), as amended.

(2)	Incorporated by reference to the similarly described exhibit in Molecular Devices’ Current Report on Form 8-K filed on October 30, 2001. (File No. 000-27316).

(3)	Incorporated by reference to the similarly described exhibit in Amendment No. 1 to Molecular Devices’ Registration Statement on Form S-4 filed on May 26, 2004 (Registration No. 333-114934).